Exhibit 99.1

October 27, 2006

FOR IMMEDIATE RELEASE

Pliant Corporation to hold conference call
3rd Quarter 2006 Financial Results

SCHAUMBURG, IL — Harold Bevis, President and CEO of Pliant Corporation, announced today that he will host a conference call to discuss the Company’s 3rd Quarter 2006 results and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on Tuesday, November 14, 2006.

Participants in the United States can access the conference call by dialing 888-469-2188, using the access code Pliant, or internationally by calling 210-839-8502 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call’s completion, an audio web replay will be available on the company’s website: www.pliantcorp.com.

About Pliant Corporation

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 23 manufacturing and research and development facilities around the world, and employs approximately 2,940 people.

Company Contact:

Steve Auburn
General Counsel and Investor Relations
Phone: 847-969-3319
E-mail: steve.auburn@pliantcorp.com
Company Web Site: www.pliantcorp.com.